SELLING AND/OR SERVICES AGREEMENT
FOR
MERCER FUNDS
     This Selling and/Or Services Agreement (the “Agreement”) is made by and between MMC Securities Corp. (the “Intermediary”) and MGI Funds Distributors, Inc. (the “Distributor”), and is effective as of the date accepted and agreed to by the Distributor below.
WITNESSETH
     WHEREAS, Mercer Funds (the “Trust”) is registered under the Investment Company Act of 1940, as amended (“1940 Act”), as an open-end management investment company and currently offers for public sale shares of beneficial interest (“Shares”) in the separate series of the Trust (each a “Fund” and collectively, the “Funds”);
     WHEREAS, Distributor, a Massachusetts corporation, serves as the principal underwriter for the Trust pursuant to an Underwriting Agreement with the Trust; and
     WHEREAS, Intermediary, a Delaware corporation, desires to offer and sell Shares of the Funds, including Shares of any and all classes thereof, and/or to provide services to shareholders of the Funds.
     NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, Distributor and Intermediary agree as follows:
I.	APPOINTMENT. Subject to all of the terms and conditions in this Agreement and the terms of the applicable Prospectus (as defined below), and to the Trust’s right, without prior notice, to suspend or terminate the sale of Shares, Intermediary desires to make the Shares available to Intermediary’s customers and the Trust will confirm transactions in accordance with the terms and conditions set forth in this Section I. The term Prospectus refers to the prospectus on file with the Securities and Exchange Commission (“SEC”) which is part of the registration statement of the Fund under the Securities Act of 1933, as amended (“1933 Act”).
A.	Intermediary shall be deemed an independent contractor and not an agent of the Trust or Distributor for all purposes hereunder and shall have no authority to act for or represent the Trust, any Fund or Distributor. Intermediary will not act as an “underwriter” or “distributor” of Shares, as those terms are used in the 1940 Act, the 1933 Act, and the rules and regulations promulgated under the 1940 Act and 1933 Act.

B.	The customers in question are for all purposes Intermediary’s customers and not Distributor’s customers. The Trust shall execute Intermediary’s transactions for each of Intermediary’s customers only upon Intermediary’s authorization; it being understood in all cases that:

1.	Intermediary is acting as the agent for the customer;

2.	As between Intermediary and the customer, the customer will have beneficial ownership of the securities;

3.	Each transaction is initiated solely upon the order of the customer;

4.	Each transaction shall be executed by the Fund only upon receipt of instructions from Intermediary acting as agent for Intermediary’s customer;

5.	Each transaction is for the account of the customer and not for Intermediary’s account;

6.	Intermediary will have the full right, power and authority to effect transactions (including without limitation, placing any purchase and redemptions) in Shares on behalf of all customer accounts provided by Intermediary to any transfer agent of the Trust as such term is defined in the Prospectus of the Trust (the “Transfer Agent”);

7.	Intermediary shall be responsible for opening and approving and monitoring customer accounts, all in accordance with applicable law, including the rules of the SEC and the Financial Industry Regulatory Authority, Inc. (“FINRA”); and

8.	Intermediary acknowledges and understands that the Trust may offer more than one class of Shares as described in the applicable Prospectus. Intermediary shall be responsible for determining the appropriate Share class for a customer.
C.	Distributor’s obligations to Intermediary under this Agreement are subject to all applicable provisions of any Underwriting Agreement entered into between Distributor and the Trust. Intermediary understands and agrees that in performing Intermediary’s services covered by this Agreement, Intermediary is acting as agent for the customer, and Distributor is in no way responsible for the manner of Intermediary’s performance or for any of Intermediary’s acts or omissions in connection therewith.

D.	Intermediary understands and agrees that, as Distributor for the Shares, Distributor is not liable to the Trust for payment for purchases of Shares.
II.	SHAREHOLDER SERVICES. If requested by the Distributor or the Trust, the Intermediary will undertake from time to time certain shareholder support services (“Shareholder Services”) for its customers who may from time to time beneficially own Shares of the Funds. In performing the Shareholder Services, the Intermediary will provide such office space and equipment, telephone facilities, and personnel (which may
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be any part of the space, equipment, and facilities currently used in its business, or any of its personnel) as may be reasonably necessary or beneficial in order to provide such Shareholder Services to customers. The Shareholder Services provided by Intermediary may include one or more of the following services:
A.	Establishing and maintaining accounts and records relating to customers that invest in Shares;

B.	Processing dividend and distribution payments from the Fund on behalf of customers;

C.	Providing information periodically to customers showing their positions in Shares and integrating such statements with those of other transactions and balances in customers’ accounts serviced by Intermediary;

D.	Arranging for bank wires;

E.	Responding to customer inquiries relating to the services provided by Intermediary;

F.	Responding to routine inquiries from customers concerning their investment in Shares;

G.	Providing sub accounting with respect to Shares beneficially owned by customers;

H.	If required by law, forwarding shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to customers;

I.	Assisting in processing purchase, exchange and redemption requests from customers and in placing such orders with the Trust’s Transfer Agent;

J.	Assisting customers in changing dividend options, account designations and addresses;

K.	Providing customers with a service that invests the assets of their accounts in Shares pursuant to specific or pre-authorized instructions; and

L.	Providing such other similar services as the Trust or Distributor may reasonably request to the extent that the Intermediary is permitted to do so under applicable statutes, rules, or regulations.
III.	COMPENSATION.
A.	If applicable, Intermediary understands that it will be compensated for distribution services it provides under the terms of this Agreement in accordance
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with the terms of the applicable Prospectus for each Fund. In addition, if applicable, Intermediary will be compensated by Distributor for the Shareholder Services that Intermediary provides pursuant to Section II of this Agreement, if any, also in accordance with the terms of the applicable Prospectus for each Fund. Notwithstanding the above, Intermediary agrees that at the time of execution of this Agreement, it is not entitled to any compensation for the services provided under this Agreement.
B.	Intermediary acknowledges that any compensation paid to Intermediary, if any, is subject to all rules and regulations of FINRA and the terms of any plan of distribution adopted by the Trust in accordance with Rule 12b-1 promulgated pursuant to the 1940 Act (“12b-1 Plan”), if applicable. The Intermediary further acknowledges that any compensation paid to it will only derive from amounts paid to the Distributor from the Trust. The Intermediary also acknowledges and agrees that the Distributor shall not be responsible for the payment of any such fee unless and until the Distributor has received such fee from the applicable Fund, and the Intermediary agrees to waive payment of such fee unless and until the Distributor has received payment from the applicable Fund.

C.	In the event Intermediary utilizes the services of a broker-dealer to clear and settle transactions with the Funds (“Clearing Firm”), Intermediary acknowledges and agrees that any compensation payable by Distributor under this Section III shall be paid to the Clearing Firm for full credit to the Intermediary. The agreement between the Intermediary and the Clearing Firm will govern the pass through of fees from the Clearing Firm to the Intermediary. To the extent that Intermediary permits the Clearing Firm to retain any payments made by Distributor pursuant to this Section III, the parties acknowledge that such payments represent compensation for the services provided by the Clearing Firm to the Intermediary and not for distribution or shareholder services provided to the Distributor, the Funds or shareholders of the Funds.
IV.	ORDER HANDLING
A.	Intermediary will offer and sell the Shares only in accordance with the terms and conditions of the current Prospectus and Statement of Additional Information (“SAI”) and Intermediary will make no representations not included in said Prospectus or SAI or in any authorized supplemental material supplied by Distributor.

B.	Intermediary understands that the Shares of the Trust will be offered and sold at the net asset value next determined after a purchase order is effective plus any applicable sales charge (the “Current Offering Price”), which is in effect at the time the order for such Shares is confirmed and accepted by the Trust or its Transfer Agent.
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C.	All orders for redemption of any Shares shall be executed at the net asset value per Share minus any applicable sales charge as described in the Prospectus.

D.	The minimum dollar purchase of Shares shall be the applicable minimum amount described in the then current applicable Prospectus and no order for less than such amount will be accepted hereunder.

E.	All purchase requests and applications submitted by Intermediary are subject to acceptance or rejection in the Trust’s sole discretion, and, if accepted, each purchase will be deemed to have been consummated at the office of the Trust.

F.	The Trust reserves the right, at its discretion and without prior notice, to suspend the sale of Shares or withdraw entirely the sale of Shares of a Fund.

G.	Intermediary agrees that all transactions will be processed through the systems of the National Securities Clearing Corp. (“NSCC”) unless otherwise agreed to between the parties or as instructed by the Transfer Agent. The procedures relating to purchase, redemption or exchange orders and the handling thereof will be subject to the terms of the Prospectus and written and agreed upon instructions received by Intermediary from the Trust or the Transfer Agent from time to time.

H.	Intermediary agrees that Intermediary will follow all requirements, rules and regulations in connection with Intermediary’s handling of orders for transactions in the Shares, including, without limitation, Rule 22c-1(a) under the 1940 Act and as required by FINRA Rules 2010 and 2020.

I.	Intermediary understands and agrees that, if any Shares sold under this Agreement are redeemed or repurchased by a Fund or are tendered for redemption within seven business days after the date of confirmation of the initial purchase of such Shares, Intermediary shall forfeit and repay to the Distributor any portion of a sales charge re-allowed by the Fund to Intermediary with respect to such Shares.

J.	Intermediary will not present any conditional purchase orders, and Intermediary understands that no conditional orders will be accepted by the Trust, any Fund or its agents. Intermediary agrees that purchase orders placed by Intermediary will be made only for the purpose of covering purchase orders already received from Intermediary’s customers and that Intermediary will not make purchases for any securities dealer or broker.

K.	Intermediary further agrees that Intermediary will comply with the terms of the then current Prospectus of the Fund with respect to the purchase, redemption and exchange of Shares, including any market-timing and late trading policies applicable to the Shares. Intermediary further represents and warrants that Intermediary maintains, and will continue to maintain during the term of this Agreement, internal policies and procedures which Intermediary believes are
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appropriate and sufficient with regard to the appropriate order handling of Fund Shares.
L.	For trades placed manually, payment for purchases of Shares made by wire order from Intermediary shall be made directly to the Trust’s Transfer Agent, as per the Prospectus instructions, in an amount equal to the Current Offering Price per Share being purchased without deduction for Intermediary’s agency commission, if any. If such payment is not received at the customary or required time for settlement of the transaction, Intermediary understands that the Fund reserves the right, without notice, forthwith, to cancel the sale, in which case Intermediary may be held responsible for any reasonable loss, including loss of profit, suffered by the Fund or Distributor resulting from Intermediary’s failure to make the aforesaid payment.

M.	On the settlement date of each transaction, Intermediary on behalf of Intermediary’s customers will remit the full purchase price, and Intermediary’s customer will be credited with an investment in the Shares of the Fund equal to such purchase price. Intermediary’s agency commission, if any, shall be payable on at least a monthly basis.

N.	Intermediary further agrees to obtain from each customer to whom Intermediary sells Shares any taxpayer identification number certification required by Section 3406 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder.

O.	Intermediary further agrees that it will place orders immediately upon their receipt and will not withhold any order so as to profit therefrom; provided, however, that the foregoing shall not prevent the purchase of Shares by Intermediary for Intermediary’s own bona fide investment.
V.	SALES LOADS AND BREAKPOINTS. In the event the Trust offers Shares with a front-end sales load, Intermediary acknowledges and agrees to the following:
A.	In the case of purchase of Shares hereunder that are sold with a sales load, an agency commission shall be payable to Intermediary as hereinafter provided. In determining the amount of any agency commission payable to Intermediary hereunder, the Trust and Distributor reserve the right to exclude any accounts which the Trust or Distributor reasonably determines are not initiated, and any subsequent purchases for any accounts which the Trust or Distributor reasonably determines are not made, in accordance with the terms of the applicable Prospectus and the provisions of this Agreement.

B.	In accordance with the terms of the Prospectus of the Fund involved, a reduced sales load may be available to customers on the purchase of additional Shares of a Fund sold with a front-end sale load at the then Current Offering Price per share when the total of the (i) dollar amount of Shares then being purchased and (ii) an
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amount equal to the then current net asset value of the Shares of such Fund (and any other Fund as may be permitted by the applicable Prospectus) that are already beneficially owned at the time of purchase by the customer on which a front-end sales load has been directly or indirectly paid reaches the amount needed to qualify for a reduced sales charge. Certain purchases of Shares made by a customer and certain other persons (for example, a customer’s spouse and minor children) as set forth from time to time in the applicable Fund Prospectus may be combined for purposes of qualifying for a reduced front-end sales load, and other reduced sales loads may apply as described in the applicable Fund Prospectus. Reduced front-end sales loads may be modified or terminated at any time in the sole discretion of the Trust.
C.	Intermediary acknowledges that certain classes of investors may be entitled to a exemption from the front-end sales load and be able to purchase at net asset value without a front-end sales load as from time to time provided in the applicable Fund Prospectus.

D.	Intermediary agrees to advise the Trust or its designee promptly as to the amount of any and all sales of Shares by Intermediary qualifying for a reduced front-end sales load or an exemption from the front-end sales load. Intermediary shall be solely responsible for determining whether a sale qualifies for a reduced front-end sales load.

E.	Intermediary agrees that it is responsible for knowing the provisions and policies of the Funds related to sales charges and applicable breakpoints and for applying those provisions and policies to the sale of Shares to customers. Intermediary agrees that it will not combine customer orders to reach breakpoints in commissions or for any other purposes unless authorized by the then current Prospectus or by the Trust in writing. Intermediary further agrees that it will not place orders for Shares in amounts just below the point at which sales charges are reduced so as to benefit from a higher sales charge applicable to an amount below a breakpoint. Intermediary further agrees that it will place orders immediately upon their receipt and will not withhold any order so as to profit therefrom; provided, however, that the foregoing shall not prevent the purchase of Shares by Intermediary for Intermediary’s own bona fide investment.

F.	Intermediary further agrees to maintain policies and procedures, including supervisory procedures, reasonably designed to ensure that customers are apprised of, and receive, breakpoint opportunities. Intermediary agrees to provide the Trust or Distributor, upon reasonable request, with a copy of such policies and procedures.
VI.	REPRESENTATIONS AND WARRANTIES.
Intermediary represents and warrants the following:
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A.	It is a corporation, partnership, national association or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized.

B.	The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action and all other authorizations and approvals (if any) required for the lawful execution and delivery of this Agreement and its performance hereunder have been obtained.

C.	Upon execution and delivery of this Agreement it will constitute a valid and binding agreement, enforceable in accordance with its terms.

D.	It is either (i) a member in good standing of the FINRA or (ii) exempt under federal and state securities laws from registration as a broker or dealer;

E.	It has been duly authorized by proper corporate action to enter into this Agreement and to perform obligations hereunder, evidence of which corporate action shall be properly maintained and made part of Intermediary’s corporate records.

F.	If it is exempt under federal and state securities laws from registration as a broker or dealer, it possesses the legal authority to perform the services contemplated by this Agreement without violating applicable law, and this Agreement shall automatically terminate in the event Intermediary no longer possesses such authority.

G.	It will not offer Shares in any jurisdiction in which it may not lawfully make such offer due to the fact that Intermediary has not registered under, or is not exempt from, the applicable registration or licensing requirements by the appropriate regulatory agency of each state or other jurisdiction in which Intermediary offers and sells Shares of the Trust.

H.	It will abide by all the rules and regulations of the SEC and FINRA, including, without limitation, NASD Rule 2830 of FINRA, or successor FINRA rule, all of which are incorporated herein as if set forth in full. Intermediary further represents and warrants that it will comply with all applicable state and federal laws and the rules and regulations of authorized regulatory agencies, including, without limitation, rules and regulations generally affecting the sale or distribution of mutual fund shares or classes of such shares.

I.	It will be responsible for the proper instruction and training of all sales personnel employed or registered as a broker or sales representative with Intermediary, in order that the Shares will be offered in accordance with the terms and conditions of this Agreement, and all applicable laws, rules and regulations.
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J.	It will notify the Distributor immediately in the event of its expulsion or suspension from FINRA.

K.	If applicable, Intermediary acknowledges that Distributor may be required under any applicable 12b-1 Plan to provide to the Board of Trustees of the Trust, and the Board will review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. In such case, Intermediary agrees to furnish Distributor and the Trust with such information as may reasonably be requested (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with Distributor in connection with preparation of reports to the Board of Trustees concerning this Agreement and the monies paid or payable by Distributor pursuant hereto, as well as any other reports or filings that may be required by law.
Distributor represents and warrant the following:
A.	It is a corporation, partnership, national association or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized.

B.	The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action and all other authorizations and approvals (if any) required for the lawful execution and delivery of this Agreement and its performance hereunder have been obtained.

C.	Upon execution and delivery of this Agreement it will constitute a valid and binding agreement, enforceable in accordance with its terms.

D.	It is a member in good standing of the FINRA;

E.	It has been duly authorized by proper corporate action to enter into this Agreement and to perform obligations hereunder, evidence of which corporate action shall be properly maintained and made part of Intermediary’s corporate records.

F.	It will abide by all the rules and regulations of the SEC and FINRA, including, without limitation, NASD Rule 2830 of FINRA, or successor FINRA rule, all of which are incorporated herein as if set forth in full. Distributor further represents and warrants that it will comply with all applicable state and federal laws and the rules and regulations of authorized regulatory agencies, including, without limitation, rules and regulations generally affecting the sale or distribution of mutual fund shares or classes of such shares.
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G.	It will notify the Intermediary immediately in the event of its expulsion or suspension from FINRA.
VII.	BLUE SKY. Intermediary agrees that Intermediary will not sell or offer for sale Shares in any state or jurisdiction where the Shares have not been qualified for sale. Upon request, Distributor will provide to Intermediary a current list of the jurisdictions in which the Shares are qualified for sale, but Distributor and the Trust shall have no obligation or responsibility to make Shares available for sale to Intermediary’s customers in any jurisdiction.
VIII.	PROSPECTUS DELIVERY AND OTHER SHAREHOLDER COMMUNICATIONS
A.	In connection with the offers to sell and sales of Shares, Intermediary agrees to deliver or cause to be delivered to each person to whom such offer or sale is made, at or prior to the time of completion of such sale, a copy of the Prospectus and, upon request, the SAI of the Fund. Distributor will furnish, or cause to be furnished, to Intermediary without charge reasonable quantities of Prospectuses and SAIs, with any supplements currently in effect, and copies of current shareholder reports of the Fund, and sales materials issued from time to time.

B.	Distributor shall deliver, or cause to be delivered, to Intermediary copies of all annual and interim reports and any other information and materials relating to the Fund and prepared by or on behalf of Distributor, the Fund or its investment adviser, custodian, transfer agent or dividend disbursing agent, to provide to each of the customers who purchase Shares through Intermediary.

C.	Intermediary may not publish any advertisement or distribute sales literature or other written material to the public which makes reference to Distributor, the Trust or any Fund (except material which Distributor has furnished to Intermediary) without Distributor’s prior written approval.
IX.	RECORDKEEPING. Intermediary will (a) maintain all records required by law to be kept by Intermediary relating to transactions in Shares of the Funds and shall promptly make available such records and other records as the Trust or Distributor may reasonably request and (b) promptly notify the Trust and Distributor if Intermediary experiences any difficulty in maintaining the records described in the foregoing clause in an accurate and complete manner. If Intermediary holds Shares as record owner for its customers, it will be responsible for maintaining all necessary books and records which reflect their beneficial ownership of Shares, which records shall specifically reflect that Intermediary is holding Shares as agent, custodian or nominee for its customers.
X.	STANDARD OF CARE/LIMITATIONS OF LIABILITY.
A.	Neither party shall be liable for any loss suffered by the other party in connection with the performance of any obligations and duties under this Agreement except to the extent that the loss resulted from the party’s own willful misfeasance, bad
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faith or gross negligence in the performance of such obligations and duties, or by the party’s own reckless disregard thereof (“Standard of Care”).
B.	Neither party may assert any cause of action against the other party under this Agreement that accrued more than two years prior to the filing of the suit (or commencement of arbitration proceedings) alleging such cause of action.

C.	Each party shall have the duty to mitigate damages for which the other party may become responsible.

D.	Notwithstanding anything in this Agreement to the contrary, in no event shall either party, its affiliates, the Trust or any of its affiliates or their directors, trustees, officers, employees agents or subcontractors be liable to the other party under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, exemplary, punitive, special, incidental, indirect or consequential damages, each of which is hereby excluded by agreement of the parties regardless of whether such damages were foreseeable or whether any party or any entity has been advised of the possibility of such damages.

E.	Notwithstanding anything in this Agreement to the contrary, neither party shall be liable for damages (including without limitation damages caused by delays, failure, errors, interruptions or losses of data) occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation, the following events: acts of God; action or inaction of civil or military authority; national emergencies; public enemy; war; terrorism; riot; fire; flood; catastrophe; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; non-performance by a third party; failure of the mails; or functions or malfunctions of the internet, firewalls, encryption systems or security devices caused by any of the above.
XI.	INDEMNIFICATION.
A.	Intermediary agrees to indemnify, defend and hold harmless the Distributor, its affiliates and the Trust and its affiliates (including all officers, trustees, directors, employees and agents thereof) (a “Fund Indemnified Party”) from and against any and all claims, losses, demands, liabilities or expenses (including reasonable attorney’s fees) of any sort or kind which may be asserted against a Fund Indemnified Party for which a Fund Indemnified Party may be held liable in connection with Intermediary’s responsibilities under this Agreement (a “Claim”); provide, however, such Claim resulted from the Intermediary’s failure to meet its Standard of Care (defined in Section X above). All expenses which Intermediary incurs in connection with Intermediary’s activities under this Agreement shall be borne by Intermediary.
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B.	Distributor agrees to indemnify, defend and hold harmless the Intermediary and its affiliates (including all officers, trustees, directors, employees and agents thereof) (an “Intermediary Indemnified Party”) from and against any and all claims, losses, demands, liabilities or expenses (including reasonable attorney’s fees) of any sort or kind which may be asserted against an Intermediary Indemnified Party for which an Intermediary Indemnified Party may be held liable in connection with Distributor’s responsibilities under this Agreement (a “Claim”); provided, however, such Claim resulted from the Distributor’s failure to meet its Standard of Care (defined in Section X above). All expenses which Distributor incurs in connection with Distributor’s activities under this Agreement shall be borne by Distributor.

C.	This Section shall survive the termination of the Agreement or any provision hereof.
XII.	CONFIDENTIAL INFORMATION. Notwithstanding anything in this Agreement to the contrary, each party agrees to keep confidential all information whether written or oral, ideas, techniques, and materials supplied by the other party, and shall not distribute the same to any other parties, at any time, except with the express written consent of the other party or the Trust, as applicable. Each party agrees to discontinue use of and destroy, where applicable, all information, ideas, techniques, and materials supplied by the other party upon termination of this Agreement. Each party acknowledges that certain information made available to it may be deemed non-public personal information under the Gramm-Leach-Bliley Act or other federal or state privacy laws and the regulations promulgated thereunder (collectively, “Privacy Laws”). Each party hereby agrees not to disclose or use such information except as required to carry out its duties under this Agreement or as otherwise permitted by the Privacy Laws, to establish and maintain procedures reasonably designed to insure the security and privacy of all such information and to cooperate with the other party and the Trust and provide reasonable assistance in ensuring compliance of such Privacy Laws to the extent applicable to either party.

XIII.	ANTI-MONEY LAUNDERING. Each party will comply with all applicable anti-money laundering laws, rules and regulations, including the reporting, recordkeeping and compliance requirements of the Bank Secrecy Act (“BSA”), as amended by the USA PATRIOT Act, its implementing regulations, and related SEC and Self-Regulatory Organization rules (together, “AML Regulations”). The AML Regulations include requirements to identify and report currency transactions and suspicious activity, to verify customer identity, to conduct customer due diligence, and to implement anti-money laundering compliance programs. As required by the AML Regulations Act, each party hereby certifies that it has a comprehensive anti-money laundering compliance program which includes (i) policies, procedures and internal controls for complying with the AML Regulations; (ii) policies, procedures and internal controls for identifying, evaluating and reporting suspicious activity; (iii) a designated compliance officer or officers; (iv) training for appropriate employees; and (v) an independent review of the anti-money laundering compliance program.
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Further, each party agrees to comply with all applicable requirements of the Treasury Department’s Office of Foreign Assets Control (“OFAC”) sanctions programs.

Intermediary will remain in compliance with the AML Regulations and OFAC sanctions programs at all times during which Intermediary sells and/or services Shares of the Fund. Intermediary will, upon Distributor’s reasonable written request, but not more than once each year, certify that Intermediary complies with the AML Regulations and OFAC sanctions programs
XIV.	SHAREHOLDER INFORMATION (RULE 22c-2)
A.	Agreement to Provide Information. Intermediary agrees to provide to the Trust or its designee, upon written request of the Trust or its designee (or their authorized affiliates), the Taxpayer Identification Number (“TIN”), Individual/International Taxpayer Identification Number (“ITIN”) or other government-issued identifier (“GII”), if known, of any or all shareholders of the account and the amount, date, name or other identifier of any investment professional(s) associated with the shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every transaction of Shares held through an omnibus account maintained by Intermediary during the period covered by the request.
1.	Period Covered by Request. Requests must set forth a specific period for which transaction information is sought, which generally will not exceed ninety (90) days (or any three (3) month period, as applicable) of transaction information. The Trust or its designee may request transaction information older than ninety (90) days from the date of the request as it deems necessary to investigate compliance with policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Trust.

2.	Form and Timing of Response. Intermediary agrees to provide, promptly upon request of the Trust or its designee, the requested information specified in XIV. A If requested by the Trust or its designee, Intermediary agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in XIV.A is itself an intermediary (“Indirect Intermediary”) and, upon further request of the Trust or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in XIV.A for those shareholders who hold an account with an Indirect Intermediary or (ii) restrict or prohibit the Indirect Intermediary from purchasing, in nominee name on behalf of other persons, Shares issued by the Trust. Intermediary additionally agrees to inform the Trust or its designee whether it plans to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format
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for any transaction information provided to the Trust should be consistent with the NSCC Standardized Data Reporting Format or another industry standardized data reporting format.
3.	Limitations on Use of Information. The Trust and Distributor each agree not to use the information received pursuant to this Section XIV.A for marketing or any other similar purpose without Intermediary’s prior written consent. Separately, the Trust has provided written assurances to the Distributor that the Trust will not use the information received for marketing or any other similar purpose without the Intermediary’s prior written consent.
B.	Agreement to Restrict Trading. Intermediary agrees to execute written instructions from the Trust or its designee to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Trust as having engaged in transactions of the Trust’s Shares (directly or indirectly through an account with Intermediary) that violate policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Trust.
1.	Form of Instructions. Instructions to restrict trading must include the shareholder(s)’ TIN, ITIN or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN or GII is not known, the instructions must include an equivalent identifying number of the shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

2.	Timing of Response. Intermediary agrees to execute instructions as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by Intermediary.

3.	Confirmation. Intermediary will provide written confirmation to the Trust or its designee that instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.
XV.	MISCELLANEOUS
A.	Amendment and Termination.

This Agreement may be amended only by a writing executed by both parties.

Intermediary may terminate this Agreement by notice in writing to Distributor, which termination shall become effective sixty (60) days immediately after the date of mailing of such notice to Distributor. This Agreement may be terminated with respect to a Fund or a class of Shares thereof at any time, without payment of
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any penalty, by vote of a majority of the Trust’s who are not “interested persons” (as defined in the 1940 Act), or by vote of a majority of the class of Shares of such Fund for which services are provided hereunder, on not more than 60 days’ written notice. Without limiting the foregoing, either party may terminate this Agreement for cause on violation by the other of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice of such termination.

Without limiting the foregoing, any provision hereof to the contrary notwithstanding, Intermediary’s expulsion from FINRA will automatically terminate this Agreement without notice. Intermediary’s suspension from FINRA or Intermediary’s violation of applicable state or federal laws or rules and regulations of any authorized regulatory agency will terminate this Agreement effective upon the date of Distributor’s mailing notice to Intermediary of such termination.

B.	No Waiver. Waiver of any breach of any provision of this Agreement will not be construed as a waiver of the provision or of Distributor’s right to enforce said provision thereafter. Distributor’s failure to terminate for any cause shall not constitute a waiver of Distributor’s right to terminate at a later date for any such cause.

C.	Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign this Agreement nor any rights, privileges, duties or obligations hereunder without the prior written consent of the other parties, except that Distributor may assign or transfer this Agreement to any affiliated broker-dealer which becomes the underwriter of the Trust without obtaining the written consent of the Intermediary. For the avoidance of doubt, the parties agree that a change of control shall not constitute an assignment of this Agreement.

D.	Notices. Any notice, request, demand, approval or other communication required or permitted under the terms of this Agreement, must be in writing addressed to the parties at the addresses set forth below, or other address subsequently specified by a party in writing, and will be deemed given on the date sent if delivered personally or on the next day after it is sent if sent via overnight delivery by Federal Express or similar delivery service, or on the third day after it is sent via registered mail with the U.S. Postal Service.

If to Distributor:

MGI Funds Distributors, Inc. 760 Moore Road King of Prussia, PA 19406 Attention: Bruno Di Stefano Fax: (610) 382-8567
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If to Intermediary:

MMC Securities Corp. 1166 Avenue of the Americas New York, NY 10036 Attention: President

E.	Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which together shall constitute one and the same instrument.

F.	Governing Law. This Agreement and all the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the state of New York.

G.	Effective Date and Entire Agreement. This Agreement shall become effective as of the date when it is accepted and agreed to by Distributor below and shall be in substitution of any prior agreement between Distributor and Intermediary covering the Trust.
[Signature page to follow]
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IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date written below.
MMC SECURITIES CORP.

By:	/s/ Mark Happe
Name:	Mark Happe
Title:	Acting President & CCO
Date: November 2, 2011
Accepted and Agreed:
MGI FUNDS DISTRIBUTORS, INC.

By:	/s/ Bruno DiStefano
Name:	Bruno DiStefano
Title:	Vice President
Date: November 3, 2011
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